                                                                     EXHIBIT 4.2

                        [FORM OF FACE OF EXCHANGE NOTE]

                       [Depository Legend, if applicable]


No.                                             Principal Amount $[____________]
                                                         CUSIP NO. _____________

                            BAYOU STEEL CORPORATION

                      [__]% First Mortgage Note due 200[_]

          Bayou Steel Corporation, a Delaware corporation promises to pay to [___________], or registered assigns, the principal sum of [__________________] Dollars on [________], 200[_].

          Interest Payment Dates: [______________].

          Record Dates: [______________].

          Additional provisions of this Security are set forth on the other side of this Security.

Dated:                              BAYOU STEEL CORPORATION


                                    By:


                                    Attest by:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

FIRST NATIONAL BANK OF COMMERCE

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.


By__________________________
    Authorized Signatory                           [DATE]

                    [FORM OF REVERSE SIDE OF EXCHANGE NOTE]

                      [__]% First Mortgage Note due 200[_]


1.   Interest

          Bayou Steel Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

          The Company will pay interest semiannually on [_________] and [________] of each year. Interest on this Security will accrue from the most recent date to which interest has been paid on this Security or, if no interest has been paid, from [ISSUE DATE]. The Company shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by this Security to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment

          The principal of and interest on this Security shall be payable at the office or agency of the Paying Agent in The City of New Orleans, maintained for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that a Holder of $10,000,000 in aggregate principal amount of Securities of any series shall be entitled to receive payments of interest by wire transfer in immediately available funds (but only if appropriate payment instructions have been received in writing by the Paying Agent not less than 15 calendar days prior to the applicable Interest Payment Date).

3.   Paying Agent and Security Registrar

          Initially, First National Bank of Commerce, a national banking association ("Trustee"), will act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent without notice to any Holder. The Company may act as Paying Agent.

                                                                               2
4.   Indenture

          The Company issued this Security under an Indenture dated as of May 22, 1998 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company and the Trustee. The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
(S)(S) 77aaa-77bbbb) as in effect from time to time (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and the Act for a statement of those terms.

          The Securities are senior secured obligation of the Company. This Security is one of the [1998] Exchange Notes referred to in the Indenture. The [1998] Initial Notes and the [1998] Exchange Notes are treated as a single series of Securities under the Indenture. The Indenture imposes certain limitations on, among other things, the ability of the Company to incur additional Indebtedness; create Liens; make Restricted Payments; engage in certain transactions with stockholders and Affiliates; engage in Sale and Leaseback Transactions; dispose of assets; issue Preferred Stock of Subsidiaries; transfer assets to its subsidiaries; enter into agreements that restrict the ability of its Subsidiaries to make dividends and distributions; engage in mergers, consolidations and transfers of substantially all of the Company's assets; make certain Investments, loans, and advances; and create Non-Recourse Subsidiaries. These limitations are subject to a number of important qualifications and exceptions. The Company must report to the Trustee annually its compliance with the limitations contained in the Indenture.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

5.   Mandatory Redemption

          Upon a Change of Control, the Holder of this Security will have the right to cause the Company to repurchase all or any part of this Security at a purchase price in cash equal to 101% of the principal amount hereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holder of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

          Section 6.15 of the Indenture provides that after certain Asset Sales, subject to certain limitations contained therein, the Company may be required to make an offer to purchase all or a portion of this Security in accordance with the procedures set forth in the Indenture.

6.   Optional Redemption

          [The Company, at its option, may redeem this Security, in whole or in part, from time to time on and after [__________, 2003], at the redemption prices set forth below (expressed as a percentage of the principal amount thereof), in each case together with accrued interest, if any, to the date of redemption, if redeemed during the twelve-month period beginning [_______________] of the years indicated below:

          Year                           Percentage
          ----                           ----------

          [2003]                           ___.__%

          [2004]                           ___.__%

          [2005]                           ___.__%

          [2006] and thereafter            100.00%

provided that if the date fixed for redemption is [________] or [________], then the interest payable on such date shall be paid to the Holder of record on the next preceding [_________] or [__________].

          Prior to [__________], 2001, the Company may, at its option, from time to time, redeem up to 35% of the original aggregate principal amount of the 1998 Securities at a redemption price equal to ___% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption with all or a portion of the net proceeds of public sales of common stock of the Company; provided, that at least 65% of the original aggregate principal amount of the 1998 Securities remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of the related sale of common stock of the Company.

          At any time prior to [____________], 2003, the Company may, at its option, redeem the 1998 Securities, in whole but not in part, upon the occurrence of a Change of Control, at a redemption price equal to 100% of the principal amount thereof, together with the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption.]

          In the event that less than all of the Securities of any series are to be redeemed, the Trustee shall select the Securities of such series to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed, or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, that no Securities of $1,000 or less shall be redeemed in whole or in part.

          At least 30 days but not more than 60 days prior to a redemption date (but, in the case of any redemption of this Security pursuant to a Change of Control, in no event more than 90 days after the occurrence of such Change of Control), the Company shall mail or cause the mailing of a notice of redemption by first-class mail to the Holder of this Security at its registered address.
If this Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount to be redeemed. A new Security in a principal amount equal to the unredeemed portion hereof will be issued in the name of the Holder hereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on this Security or the portion hereof called for redemption unless the Company defaults in the payment of the redemption price or accrued interest.

7.   Senior Secured Obligations

          The Securities are senior obligations of the Company, secured by a first priority lien, subject to certain exceptions, on the Collateral owned by it to the Collateral Agent for the benefit of the Holders pursuant to the Indenture and the Security Documents. The Recourse Subsidiaries of the Company shall, by executing the Indenture, guarantee the obligations of the Company with respect to the Securities. The Securities will rank senior in right of payment to all future subordinated indebtedness of the Company. The Subsidiary Guarantees will be secured by the Collateral assigned by such Subsidiary pursuant to a Subsidiary Security Agreement.

          Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture, and hereby irrevocably appoints the Trustee as its special attorney-in-fact for the Holder and vests the Trustee on behalf of the Holder with full power to act on such Holder's behalf and enforce the Security Documents for the benefit of the Holder.

          The Trustee, the Collateral Agent and each Holder acknowledges that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of the Indenture and Security Documents will not be deemed for any purpose to be an impairment of the Security under the Indenture.

8.   Denominations; Transfer; Exchange

          The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture and the face of this Security. The Company shall provide for the registration of Securities and of transfers of Securities in the Security Register. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made to the Holder of this Security for any registration of transfer or exchange, but the Company may require the payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchanges or transfers pursuant to Section 11.6 of the Indenture). The Security Registrar shall not be required to register the transfer of or exchange any Securities for a period beginning (i) 15 Business Days before the mailing of a notice of an offer to repurchase the Securities of the same series as this Security and ending on the close of business on the day of such mailing or (ii) 15 Business Days before an interest payment date for this Security and ending on such interest payment date.

9.   Persons Deemed Owners

          The registered holder of this Security may be treated as the owner of it for all purposes.

10.  Unclaimed Money

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment as unsecured general creditors.

11.  Defeasance

          Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations with respect to this Security and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the series of Securities, of which this Security is a part, to maturity.

12.  Supplemental Indentures, Amendment, Waiver

          From time to time, the Company and the Subsidiary Guarantors when authorized by a Board Resolution, and the Trustee (or the Collateral Agent, if a party thereto), may, without the consent of any Holders, supplement the Indenture, or amend or waive the Security Documents or the Securities of any series for certain specified purposes, including, among other things, curing ambiguities, defects, or inconsistences maintaining the qualification of the Indenture under the Trust Indenture Act, making any change that does not adversely affect the rights of any Holder of Securities of any series or mortgaging, pledging, or granting a security interest in favor of the Collateral Agent as additional security for the payment and performance of the obligations of the Company under the Indenture, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Collateral Agent pursuant to any Security Document or otherwise, to establish the terms of Securities of any series as permitted by Section 3.1(a) of the Indenture, to supplement any provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of the Securities of any series initially as securities registered under the Securities Act; provided, that any such action shall not adversely affect the interests of the Holders of any other series, or to add any Person who becomes a Recourse Subsidiary of the Company after the date of the Indenture as a party to the Indenture.

          Other amendments, modifications and supplements of the Indenture, the Securities of any series or the Security Documents may be made by the Company, the Collateral Agent (if a party thereto) and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities of each series affected by such amendment waiver or supplement; provided, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or alter the redemption provisions or reduce the principal amount thereof or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity Date thereof; or (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences) provided for in the Indenture; or (3) modify any of the provisions of Sections 8.8, 8.13 or 11.2 of the Indenture except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or (4) affect the ranking of the Securities of any series or the Liens in favor of the Trustee, the Collateral Agent and the Holders of Securities of any series in a manner adverse to the Holders or release all or substantially all of the Collateral.

13.  Defaults and Remedies

          If an Event of Default (other than an Event of Default specified in Section 8.1(vii), (viii) or (xi) of the Indenture) occurs and is continuing with respect to Outstanding Securities of any series, the Trustee or the Holders of at least 25% of the principal amount of the Outstanding Securities of such series by notice to the Company (and to the Trustee if such notice is given by the Holders) may declare the principal amount and accrued interest on the Securities of that series to be immediately due and payable. If an Event of Default specified in Section 8.1(vii), (viii) or (xi) of the Indenture occurs, the principal amount and accrued interest shall ipso facto become and be immediately due and payable on all Outstanding Securities without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then Outstanding Securities of any series by notice to the Trustee and the Company may rescind an acceleration and its consequences with respect to such series if the Company has paid or deposited with the Trustee a sum sufficient to pay all amounts due on Securities of that series, other than amounts due by declaration of acceleration, and all existing Events of Default, other than the nonpayment of the principal of the Securities of that series which have became due solely by such declaration of acceleration have been cured or waived. The Holders of a majority in principal amount of the Outstanding Securities of any series also have the right to waive certain past defaults under the Indenture with respect to such series, except a default in the payment of the principal of, premium, if any, or interest on any Security of such series, or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders of Securities of such series.

          Holders of Securities of any series may not enforce the Indenture or the Securities of such series except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities of any series unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities of any series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities of any series notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14.  Trustee Dealings with the Company

          Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

15.  No Recourse Against Others

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.  Authentication

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

17.  Abbreviations

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18.  CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on this Security. No representation is made as to the accuracy of such numbers as printed on this Security and reliance may be placed only on the other identification numbers placed thereon.

19.  Governing Law

          This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                    Bayou Steel Corporation
                    P.O. Box 5000
                    River Road
                    LaPlace, LA  70069

                    Attention: Secretary

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _____________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.




Date: _______________  Your Signature ____________________

Signature Guarantee:  ____________________________________
                         (Signature must be guaranteed)


Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


          The following increases or decreases in this Global Security have been made:



                 Amount of decrease in       Amount of increase in      Principal Amount of this    Signature of authorized
 Date of         Principal Amount of this    Principal Amount of this   Global Security following   signatory of Trustee or
 Exchange        Global Security             Global Security            such decrease or increase   Securities Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Security purchased by the Company pursuant to Section 6.15 or Section 6.19 of the Indenture, check the box:

                                      [_]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 6.15 or Section 6.19 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date: _______________   Your Signature: _________________________
                        (Sign exactly as your name appears on the other side of the Security)



Signature Guarantee: _______________________________________
                        (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.